Exhibit 5.16

[LETTERHEAD OF SRK CONSULTING (UK) LIMITED]

CONSENT OF SRK CONSULTING (UK) LTD.

In connection with the registration statement on Form F-10 of Banro Corporation (the “Company”) being filed with the United States Securities and Exchange Commission (the “Registration Statement”), the undersigned hereby consents to the use of its name and references to the following documents in the Registration Statement, and to the incorporation by reference of such documents and information derived from such documents in the Registration Statement:

1.
The technical report dated March 9, 2011 (as revised on March 24, 2011) entitled “Economic Assessment NI 43-101 Technical Report, Twangiza Phase 1 Gold Project, South Kivu Province, Democratic Republic of the Congo” (the “Twangiza Report”);

2.	The technical report dated March 3, 2011 entitled “Preliminary Assessment NI 43-101 Technical Report, Namoya Gold Project, Maniema Province, Democratic Republic of the Congo” (the “Namoya Report”);

3.
Section 2 (entitled “Regional Geology”) and Section 3 (entitled “Kamituga”) of the technical report of Steffen, Robertson and Kirsten (UK) Ltd. dated February 2005, and entitled “NI 43-101 Technical Report, Resource Estimation and Exploration Potential at the Kamituga, Lugushwa and Namoya Concessions, Democratic Republic of Congo” (the “Kamituga Report”);

4.
The management’s discussion and analysis of the Company for the year ended December 31, 2010, which includes reference to the undersigned in connection with information relating to the Twangiza Report and the Kamituga Report;

5.	The annual information form of the Company dated March 29, 2011, which includes reference to the undersigned in connection with information relating to the Twangiza Report and the Kamituga Report;

6.	The material change report of the Company dated February 2, 2011, which includes reference to the undersigned in connection with the technical information therein; and

7.	The material change report of the Company dated March 10, 2011, which includes reference to the undersigned in connection with the technical information therein.

Date: September 16, 2011

SRK CONSULTING (UK) LTD.

/s/ Martin F. Pittuck
By: Martin F. Pittuck
Title: Principal Resource Geologist